SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549


                        -----------------


                            FORM 8-K


                         CURRENT REPORT



             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


                        November 18, 1994
                (Date of earliest event reported)


                        STOKELY USA, INC.
     (Exact name of registrant as specified in its charter)


                   Commission File No. 0-13943




      Wisconsin                                  39-0513230
(State or other jurisdiction                 (I.R.S. Employer
 of incorporation)                            Identification No.)



     1055 Corporate Center Drive
     Oconomowoc, Wisconsin                         53066
(Address of principal executive offices)         (Zip Code)




                         (414) 569-1800
      (Registrant's telephone number, including area code)

ITEM 5. OTHER EVENTS
        ------------

     Stokely USA, Inc., Oconomowoc, Wisconsin, (the "Company"), today announced the public offering of 3,000,000 shares of its Common Stock at $9.00 per share. All of the 3,000,000 shares of Common Stock are being sold by the Company. The Company also has granted the underwriters an option to purchase up to an additional 450,000 shares to cover over-allotments. William Blair & Company and Dain Bosworth Incorporated are managing the underwriting group. The Company will use all of the net proceeds from the offering to reduce debt.

     Headquartered in Oconomowoc, Wisconsin, Stokely USA, Inc. is a leading domestic producer of canned and frozen vegetables. The Company processes, markets and sells a broad range of vegetables under customer private labels and under the Stokely's Finest label, Stokely's Gold label and other brand labels through the retail, foodservice and industrial channels of distribution.

     A prospectus relating to these securities meeting the requirements of Section 10 of the Securities Act of 1933 may be obtained from William Blair & Company, 222 West Adams Street,
Chicago, Illinois 60606, (312) 236-1600.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
         AND EXHIBITS.
         ------------

     Not Applicable

                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 STOKELY USA, INC.



Date:                            By:
     --------------------           ----------------------------
                                    Vernon L. Wiersma, President

                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 STOKELY USA, INC.



Date:                            By:  /s/ Vernon L. Wiersma
     --------------------           ----------------------------
                                    Vernon L. Wiersma, President